UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2024

MACROGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2024, Dr. Scott Koenig, the President and Chief Executive Officer of MacroGenics, Inc. (the “Company”) and the Company entered into a separation and consulting agreement, dated October 25, 2024 (the “Separation Agreement”), which provides for the terms of Dr. Koenig’s separation from employment, effective February 28, 2025 (the “Separation Date”). Under the Separation Agreement and in accordance with the terms of his employment agreement, the Company has agreed, provided that Dr. Koenig does not revoke the Separation Agreement during the seven-day period following his signing of the agreement, to provide Dr. Koenig with the following separation payments and benefits: (i) salary continuation payments, in an aggregate amount equal to his annualized base salary and target bonus amount, each as in effect immediately prior to the Separation Date, payable on the Company’s payroll schedule, commencing on the first payroll run occurring on or after the Separation Date, and continuing for 24 months thereafter, less all applicable taxes and withholdings; (ii) payment on Dr. Koenig’s behalf of the portion of the premiums that the Company had previously paid on his behalf as of the Separation Date for group medical, dental and vision insurance coverage under COBRA until the earlier of 24 months following the Separation Date or the date on which Dr. Koenig becomes eligible to receive equivalent coverage through another employer; and (iii) the accelerated vesting of 50% of the unvested stock option awards and restricted stock unit awards granted to Dr. Koenig during his employment outstanding as of the Separation Date. Further, the Company has agreed to engage Dr. Koenig as an advisor, effective on the Separation Date and continuing until February 28, 2030, in exchange for the continued vesting of the remainder of his unvested stock option awards and restricted stock unit awards granted to Dr. Koenig during his employment outstanding as of the Separation Date. The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to disparage. Dr. Koenig also agreed to resign from his position as a member of the Company’s Board of Directors (the “Board”), effective on the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 8.01	Other Events.

On October 30, 2024, the Company issued a press release announcing the changes in the Company’s leadership and the appointment of a special executive search committee of the Board to identify a new Chief Executive Officer for the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 30, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2024	MACROGENICS, INC.

	By:	/s/ Jeffrey Peters
Jeffrey Peters
Senior Vice President and General Counsel